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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

    PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT
                           OF 1934 (AMENDMENT NO.___)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             Ariel Investment Trust
            --------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:


     (2)  Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     (4)  Proposed maximum aggregate value of transaction:


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     (5)  Total fee paid:


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:


     (2)  Form, Schedule or Registration Statement No.:


     (3)  Filing Party:


     (4)  Date Filed:


CONTENTS

1.   Shareholder Message
2.   Questions and Answers
3.   Notice of Special Meeting
4.   Proxy Statement
5.   Appendices
     A.   Large Shareholders
     B. Officers and Directors of Lincoln Capital Fixed Income Management Company, LLC
     C.   New Sub-Advisory Agreement
6.   Proxy Card

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ARIEL PREMIER BOND FUND

                                                                April 7, 2003


DEAR FELLOW SHAREHOLDER:

A special meeting of shareholders of both classes of the Ariel Premier Bond Fund (the "Fund") will take place on May 20, 2003, and we are asking for your participation. You do not need to attend the meeting to participate. However, it is important that you take a few minutes to read the enclosed material and then vote your shares. You can vote by Internet, by telephone, or by mailing the enclosed proxy voting card(s) in the postage-paid envelope.

THE FUND HAS ONE PROPOSAL UP FOR A VOTE. SHAREHOLDERS OF BOTH CLASSES OF THE ARIEL PREMIER BOND FUND ARE BEING ASKED TO TAKE ACTION ON THE FOLLOWING ITEM:

1. Approval of a new sub-advisory agreement with Lincoln Capital Fixed Income Management Company, LLC.

THIS PROPOSAL WILL NOT CHANGE THE PORTFOLIO MANAGERS FOR YOUR FUND NOR WILL IT INCREASE THE FEES THAT YOU PAY.

THE TRUSTEES UNANIMOUSLY RECOMMEND APPROVING THE PROPOSAL.

NO MATTER HOW MANY SHARES YOU OWN, YOUR VOTE IS IMPORTANT. A proxy solicitor, D.F. King & Co., Inc., 77 Water Street, New York, NY 10005, has been retained to make follow-up phone calls to shareholders as may be necessary on behalf of the funds. Your prompt response will help reduce proxy costs and will also mean that you can avoid receiving follow-up phone calls or mailings. Voting by Internet or telephone lowers proxy costs even further.

Please join me in exercising your rights as a shareholder by reviewing the attached materials and casting your vote.

We thank you for your time and attention to this important matter.

Sincerely,


Merrillyn J. Kosier
Vice President and Trustee

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QUESTIONS AND ANSWERS ABOUT THE PROPOSAL

WHAT ARE SHAREHOLDERS VOTING ON?

The Ariel Premier Bond Fund (the "Fund") is asking all of its shareholders to vote on one proposal.

1. TO APPROVE A NEW SUB-ADVISORY AGREEMENT. Shareholders of the Fund are being asked to approve a new sub-advisory agreement with Lincoln Fixed Income Management Company, LLC. The current agreement is not being materially changed, fees are not being increased, and the same portfolio managers will continue managing the Fund.

MORE INFORMATION ABOUT THE PROPOSAL

THE FOLLOWING TELLS YOU MORE ABOUT THE PROPOSAL AND EXPLAINS THE MAIN REASONS THAT THE TRUSTEES BELIEVE THE PROPOSAL IS IN THE BEST INTERESTS OF SHAREHOLDERS.

WHY ARE BOND FUND SHAREHOLDERS BEING ASKED TO APPROVE THE NEW SUB-ADVISORY AGREEMENT?

Lincoln Capital Management Company ("Lincoln Capital"), the former investment sub-adviser to the Fund under a 1995 Subadvisory Agreement between Lincoln Capital and Ariel Capital Management, Inc. (the "Adviser"), recently went through a change of control. As part of this change of control, Lincoln Capital's fixed income group was acquired by Lehman Brothers Holdings Inc. ("Lehman"), and now operates as Lincoln Capital Fixed Income Management Company, LLC, a wholly-owned subsidiary of Lehman (the "Sub-Adviser"). As required under the Investment Company Act of 1940 (the "1940 Act"), the 1995 Sub-Advisory Agreement provided for automatic termination upon its assignment, including a change of control at Lincoln Capital. Because the 1995 Sub-Advisory Agreement terminated automatically upon the change of control of Lincoln Capital, the Board of Trustees of the Trust approved at a special meeting on January 16, 2003 an Interim Sub-Advisory Agreement between the Sub-Adviser and the Adviser, as permitted by the 1940 Act rules. Because the Interim Sub-Advisory Agreement will terminate automatically no later than June 30, 2003, the Trustees, including the Independent Trustees, recommended that shareholders approve a new Sub-Advisory Agreement between the Sub-Adviser and the Adviser to take effect after approval of shareholders at the special meeting of shareholders (the "New Sub-Advisory Agreement"). The New Sub-Advisory Agreement is similar in all material respects to the 1995 Sub-Advisory Agreement and the Interim Sub-Advisory Agreement. THE FEES ARE NOT BEING INCREASED, AND THE SAME PORTFOLIO MANAGERS WILL CONTINUE MANAGING THE FUND.

HAVE THE TRUSTEES APPROVED THE PROPOSAL?

Yes. The Trustees, including a majority of the Independent Trustees, unanimously approved the proposal on March 3, 2003 and recommend that you vote to approve it.


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HOW MANY VOTES AM I ENTITLED TO CAST?

As a shareholder, you are entitled to one vote for each share you own of each class of the Fund on the record date, and each fractional share is entitled to a proportionate share of one vote. The record date is April 1, 2003.

DOES THIS PROPOSAL AFFECT THE OTHER ARIEL FUNDS?

The Ariel Fund and Ariel Appreciation Fund are not affected by this proxy. However, the Ariel Premier Growth Fund is also sub-advised by Lincoln Capital. As a result of the change in control, the Growth Fund shareholders will separately vote on approving a new sub-advisory agreement with a new sub-adviser, Lincoln Equity Management, LLC.


                                       3
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HOW TO VOTE YOUR SHARES

Voting your shares is easy and will only take a few minutes. You may use any of the following options, and remember that VOTING BY INTERNET OR PHONE WILL HELP LOWER PROXY EXPENSES. For Internet and touch-tone telephone voting, you will need the 12-digit number(s) on your enclosed proxy voting card(s).

- BY INTERNET: Log on to http://www.eproxyvote.com/apbfx and follow the simple instructions.

- BY TOUCH-TONE PHONE: Call toll-free 1-877-779-8683 and follow the recorded instructions.

- BY MAIL: Mark your votes on the enclosed proxy card, sign your name exactly as it appears on your latest account statement. Be sure to date, and mail your vote using the postage-paid envelope provided.

REMEMBER: If you vote by Internet or telephone, you should not mail in your proxy card. If you received more than one card due to multiple accounts, please make sure you vote all the enclosed proxy card(s).

If you have questions on any part of this document, please call our proxy solicitor, D.F. King & Co., Inc., toll-free at 1-800-488-8075. A specially trained customer service representative will be pleased to assist you with any questions or instructions on how to vote your shares.

The information on these pages is only a summary. Before you vote, please read the following proxy statement. It's important to participate and vote as soon as you can.


                                       4
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                            NOTICE OF SPECIAL MEETING


TO ALL SHAREHOLDERS OF THE ARIEL PREMIER BOND FUND:

Notice is hereby given that a special meeting of shareholders of both classes of the Ariel Premier Bond Fund (the "Fund") will be held at 200 East Randolph Drive, Suite 2900, Chicago, Illinois 60601, on May 20, 2003, beginning at 9:00 a.m. Central Time for the following purposes:

1.   To approve a new sub-advisory agreement for the Fund.

The close of business on April 1, 2003, was fixed as the record date for determining which shareholders are entitled to notice of the meeting and any adjournments thereof and are entitled to vote.


By order of the Board of Trustees,



Roxanne Ward
Secretary
April 7, 2003


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                                 PROXY STATEMENT

              PROXY STATEMENT FOR A SPECIAL MEETING OF SHAREHOLDERS
            OF THE ARIEL PREMIER BOND FUND TO BE HELD ON MAY 20, 2003

                             ARIEL INVESTMENT TRUST
                       200 EAST RANDOLPH DRIVE, SUITE 2900
                             CHICAGO, ILLINOIS 60601


INTRODUCTION

PURPOSE OF THIS DOCUMENT

This proxy statement is being furnished to shareholders of both the Investor Class and the Institutional Class of the Ariel Premier Bond Fund, an authorized series of the Ariel Investment Trust, in connection with the solicitation of proxies by and on behalf of the Board of Trustees of the Trust for use at the Trust's meeting. The Special Meeting of Shareholders will be held at 200 East Randolph Drive, Suite 2900, Chicago, Illinois 60601, on May 20, 2003, beginning at 9:00 a.m. Central Time. This proxy statement is first being mailed to shareholders on or about April 9, 2003.

DEFINED TERMS

DEFINED TERM                        DEFINITION
------------                        ----------
Adviser                             Ariel Capital Management, Inc.

Fund                                Ariel Premier Bond Fund

Interim Sub-Advisory Agreement      The Interim Subadvisory Agreement dated January 31, 2003 between
                                    Ariel Capital Management, Inc. and Lincoln Capital Fixed Income
                                    Management Company, LLC

Lincoln Equity                      Lincoln Equity Management, LLC

Lincoln Capital                     Lincoln Capital Management Company

Lehman                              Lehman Brothers Holdings Inc.

New Sub-Advisory Agreement          The new Subadvisory Agreement between Ariel Capital Management, Inc.
                                    and Lincoln Capital Fixed Income Management Company, LLC that the shareholders of the Fund are being asked to consider in this Proxy
                                    Statement

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
DEFINED TERM                        DEFINITION
------------                        ----------
Prior Sub-Advisory Agreement        The prior Subadvisory Agreement dated May 16, 1995 between Ariel
                                    Capital Management, Inc. and Lincoln Capital Management Company

Sub-Adviser                         Lincoln Capital Fixed Income Management Company, LLC

Trust                               Ariel Investment Trust

1940 Act                            Investment Company Act of 1940


WHO MAY VOTE

The Board of Trustees has fixed the record date as of the close of business on April 1, 2003. Only holders of shares of the Fund at the close of business on the record date are entitled to notice of, and to vote at, the meeting. As of the record date, there were a total of:

     2,530,372.706 eligible votes for the Ariel Premier Bond Fund - Investor Class; and 19,898,098.591 eligible votes for the Ariel Premier Bond Fund - Institutional Class for a total of 22,428,471.297 eligible votes for both classes of the Ariel Premier Bond Fund.

Shareholders as of the record date are entitled to one vote for each share, and each fractional share is entitled to a proportionate share of one vote, upon each matter properly submitted to the meeting. Shareholders may vote on such other business as may properly come before the meeting as required by law.

HOW TO VOTE

Shareholders are requested to vote by Internet, phone or by returning the enclosed proxy cards. Voting by Internet costs the Fund less than if you vote by telephone or mail.

If you vote by mail, complete, date, sign and promptly return the enclosed proxy card in the accompanying envelope. If you properly execute and return your proxy card prior to the meeting, your shares will be voted in accordance with the instructions marked on the proxy card. If no instructions are marked on the proxy card, the proxies will be voted FOR the proposals described in this proxy statement.

Merrillyn Kosier and Arthur Don, the persons named in the accompanying form of proxy, intend to be present at the meeting. No Trustees intend to present any other business at the Meeting. If, however, any other matters are properly brought before the Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with their judgment. If you object to our voting other matters on your behalf, please tell us so in writing before the meeting. You may revoke your proxy at any time prior to its exercise by voting in person at the meeting or by submitting, before the meeting, written notice of revocation or a later-dated proxy.

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QUORUM AND VOTING REQUIREMENTS

In order to take action on the proposal, a "quorum" or 25 percent of the votes entitled to be cast on the proposal must be represented in person or by proxy. Any lesser number, however, shall be sufficient for adjournments.

The New Sub-Advisory Agreement with Lincoln Capital Fixed Income Management Company, LLC requires the favorable vote of a majority of the eligible votes of both classes of the Fund as defined by the 1940 Act. A majority of eligible votes of both classes of the Fund is the affirmative vote of the lesser of (i) 67% of such votes if the holders of more than 50% of the total eligible votes of both classes of the Fund are represented at the meeting, or (ii) more than 50% of the total eligible votes of both classes of the Fund.

If a quorum is not present at a meeting, or if sufficient votes to approve a proposal are not received, the persons named as proxies may propose one or more adjournments of such meeting to permit further solicitation of proxies.

A shareholder vote may be taken on any other matter to come properly before the meeting prior to such adjournment(s) if sufficient votes to approve such matters have been received and such vote is otherwise appropriate. The Board of Trustees does not presently know of any matter to be considered at the meeting other than the matters described in the Notice of Special Meeting accompanying this proxy statement.

Abstentions and broker "non-votes" (I.E., proxies received from brokers or nominees indicating that they have not received instructions from the beneficial owner or other person entitled to vote) will be counted as present for purposes of determining the presence of a quorum, but will not be counted as votes FOR Proposal 1. Accordingly, abstentions and broker non-votes will have the effect of a vote AGAINST Proposal 1.

IMPORTANT SERVICE PROVIDERS

ARIEL MUTUAL FUNDS (ARIEL INVESTMENT TRUST).
200 East Randolph Drive, Suite 2900, Chicago, Illinois 60601.

The Ariel Mutual Funds include four funds which are offered to the public: Ariel Fund, Ariel Appreciation Fund, Ariel Premier Bond Fund, and Ariel Premier Growth Fund.

ADVISER. Ariel Capital Management, Inc.
200 East Randolph Drive, Suite 2900, Chicago, Illinois 60601.

SUB-ADVISER TO THE ARIEL PREMIER BOND FUND.
Lincoln Capital Fixed Income Management Company, LLC
200 South Wacker Drive, Suite 2100, Chicago, Illinois 60606.

PRINCIPAL UNDERWRITER. Ariel Distributors, Inc.
200 East Randolph Drive, Suite 2900, Chicago, Illinois 60601.

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INDEPENDENT ACCOUNTANTS. Ernst & Young LLP

COUNSEL. D'Ancona & Pflaum LLC

TRANSFER AGENT AND CUSTODIAN. State Street Bank and Trust Company

SOLICITATION OF PROXIES

The Trust has retained D.F. King & Co., Inc., 77 Water Street, New York, NY 10005, a proxy solicitation firm, to assist in the solicitation of proxies. D.F. King may be paid on a per-call basis to solicit shareholders on behalf of the Fund at an anticipated cost of approximately $1,500. The Sub-Adviser, Lincoln Equity and Lincoln Holdings, Inc. have agreed to pay the expenses of holding the special meeting of shareholders, including the preparation of this proxy statement, the solicitation of proxies and the costs of retaining a proxy solicitation firm. The Sub-Adviser, Lincoln Equity and Lincoln Holdings, Inc. also will reimburse certain unaffiliated parties for their expenses in forwarding proxy materials to beneficial owners of Fund shares. The Fund will not pay any expenses of the special shareholders meeting or the solicitation of proxies.

In addition to the solicitation of proxies by mail, officers of the Trust, the Adviser and the Sub-Adviser may also solicit proxies electronically, by telephone, by fax, in person or by other means.

Additional information about the Trust and the Fund and their operations may be found throughout the proxy statement.

SHAREHOLDER REPORTS

The Trust will furnish, without charge, a copy of its most recent Annual Report and Semi-Annual Report, to any shareholder upon request. Shareholders desiring a copy of such reports should direct all written requests to the Ariel Mutual Funds, P.O. Box 219121, Kansas City, Missouri 64121-9121, or should call Ariel Mutual Funds at 1-800-292-7435.

SUBMISSION OF SHAREHOLDER PROPOSALS

The Trust is not required to hold annual shareholders' meetings, and it does not intend to do so.

The Trust may hold special meetings as required or as deemed desirable by its Board of Trustees for other purposes, such as changing fundamental policies, electing or removing directors, or approving or amending an investment advisory agreement. In addition, special shareholder meetings may be called by the secretary upon the written request of shareholders having at least 10% of all the votes entitled to be cast at such meeting.

Shareholders wishing to submit proposals for inclusion in a proxy statement for a future shareholder meeting should send their written submissions to Ariel Mutual Funds at 200 East Randolph Drive, Suite 2900, Chicago, Illinois 60601.

Proposals must be received a reasonable time in advance of a proxy solicitation to be included. Submission of a proposal does not guarantee inclusion in a proxy statement because the proposal must comply with certain federal securities regulations.

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NOTICE TO BANKS, BROKERS-DEALERS AND VOTING TRUSTEES AND THEIR NOMINEES

Please advise the Trust in writing whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of the proxy statements, other soliciting material and Annual Reports (or Semi-Annual Reports) you wish to receive in order to supply copies to the beneficial owners of shares. Write in care of the Ariel Mutual Funds, P.O. Box 219121, Kansas City, Missouri 64121-9121.

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PROPOSAL 1

TO APPROVE A NEW SUB-ADVISORY AGREEMENT WITH LINCOLN CAPITAL FIXED INCOME MANAGEMENT COMPANY, LLC.

THE BOARD OF TRUSTEES, INCLUDING THE INDEPENDENT TRUSTEES, HAS APPROVED AND RECOMMENDS THAT SHAREHOLDERS OF THE FUND APPROVE THE NEW SUB-ADVISORY AGREEMENT WITH LINCOLN CAPITAL FIXED INCOME MANAGEMENT COMPANY, LLC. This action is being taken as a result of a change in control of the prior sub-adviser to the Fund, Lincoln Capital. As described in more detail under the heading "Matters Considered by the Trustees," this recommendation is the result of evaluation by the full Board of Trustees of a substantial amount of information, including information prepared by independent sources, the Adviser and the Sub-Adviser.

The New Sub-Advisory Agreement is identical in all material respects to, and essentially a continuation of, the Interim Sub-Advisory Agreement, which was approved by the Board of Trustees of the Trust in connection with the change in control of Lincoln Capital. The Interim Sub-Advisory Agreement is similar in all material respects to, and a continuation of, the Prior Sub-Advisory Agreement.

PRIOR SUB-ADVISORY AGREEMENT. On May 16, 1995, the Adviser and Lincoln Capital entered into the Prior Sub-Advisory Agreement pursuant to which Lincoln Capital acted as the investment sub-adviser for the Fund. The initial shareholder of the Fund approved the Prior Sub-Advisory Agreement on October 1, 1995.

Under the terms of the Prior Sub-Advisory Agreement, Lincoln Capital acted as the investment sub-adviser for the Fund and managed the investment and reinvestment of the assets of the Fund subject to the supervision of the Board of Trustees and the Adviser. Lincoln Capital was responsible for complying with stated policies and applicable laws. As payment for its services, the Adviser paid Lincoln Capital a fee based upon a percentage of net assets: 0.30% of the first $50 million, 0.20% of the next $50 million, 0.15% of the next $150 million and 0.10% of the amount in excess of $250 million. For the fiscal year ended September 30, 2002, Lincoln Capital earned $375,528.12 for the Institutional Class of the Fund and $23,256.86 for the Investor Class of the Fund. The Adviser and not the Fund paid all fees paid to Lincoln Capital under the Prior Sub-Advisory Agreement.

In the absence of willful misfeasance, bad faith or gross negligence or reckless disregard of its obligations and duties, Lincoln Capital was not subject to liability to the Fund or any shareholder for any act or omission in the course of, or in connection with, rendering services thereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

The Prior Sub-Advisory Agreement became effective February 1, 1996. It initially remained in effect until January 31, 1997 and thereafter, the agreement continued in force from year to year, and was annually continued by the Board in the manner required by the 1940 Act.

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CHANGE IN CONTROL. As required by the 1940 Act, the Prior Sub-Advisory Agreement provided for automatic termination upon its assignment. In December 2002, Lincoln Capital announced that its fixed income group was being acquired by Lehman Brothers Holdings Inc., a Delaware corporation ("Lehman"). As part of this transaction, the fixed income group would operate as Lincoln Capital Fixed Income Management Company, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Lehman. This new entity is the Sub-Adviser to the Fund. Lincoln Capital's equity group would continue to manage growth equity portfolios as an independent company, Lincoln Equity Management, LLC, a Delaware limited liability company. The Sub-Adviser is not affiliated with Lincoln
Equity. The transaction with Lehman closed on January 31, 2003, and Lincoln Equity was formed on February 1, 2003.

For purposes of the 1940 Act, the creation of the Sub-Adviser and acquisition by Lehman and the creation of Lincoln Equity constituted changes of control of Lincoln Capital and, therefore, caused the assignment of both the Prior Sub-Advisory Agreement for the Bond Fund and the previous Subadvisory Agreement dated October 15, 2001 between the Trust and Lincoln Capital for Lincoln Capital's investment sub-advisory services to the Ariel Premier Growth Fund. The assignment of both agreements resulted in their automatic termination.

INTERIM SUB-ADVISORY AGREEMENT. Because the Prior Sub-Advisory Agreement would terminate automatically upon the creation of the Sub-Adviser, new interim sub-advisory contract arrangements were necessary. To ensure the continuity of sub-advisory services provided to the Fund, the Trustees, including the Independent Trustees, approved on January 16, 2003 an Interim Sub-Advisory Agreement between the Sub-Adviser and the Adviser (the "Interim Sub-Advisory Agreement") that contains substantially the same terms and conditions as the Prior Sub-Advisory Agreement, but also contains findings and additional terms required under the rules of the 1940 Act and provides for fees to be held in escrow pending shareholder approval.

The Interim Sub-Advisory Agreement became effective as of January 31, 2003 (the "Effective Date"), and shall automatically terminate upon the first of the following to occur: approval of a final sub-advisory agreement by a majority of the outstanding voting securities of the Fund, or the 151st day following the Effective Date. In addition, the agreement also shall automatically terminate in the event of an assignment (except as otherwise permitted by the 1940 Act or rules thereunder) and may be terminated by either the Adviser or the Trust, without payment of any penalty at any time, upon 10 days written notice to the Sub-Adviser.

The compensation earned by the Sub-Adviser under the Interim Sub-Advisory Agreement is being held in an interest-bearing escrow account with the Trust's custodian. If the holders of a majority of the Fund's outstanding voting securities approve a new sub-advisory agreement by the end of the 150-day period, then the amount in the escrow account (including interest earned) will be paid to the Sub-Adviser. However, if the shareholders do not approve a new sub-advisory agreement with the Sub-Adviser within the 150-day period, then the Sub-Adviser will be paid, out of the escrow account, the lesser of any costs incurred by the Sub-Adviser in performing the Interim Sub-Advisory Agreement (plus interest earned on that amount while in escrow) or the total amount in the escrow account (plus interest earned).

NEW SUB-ADVISORY AGREEMENT. Because the Interim Sub-Advisory Agreement will terminate automatically no later than 150 days after January 31, 2003, the Board of Trustees of the Trust was asked to consider new sub-advisory contract arrangements with the Sub-Adviser. The New Sub-Advisory Agreement would begin after approval by the shareholders of the Fund. The New Sub-Advisory Agreement contains substantially the same terms and conditions as both the Prior Sub-Advisory Agreement and the Interim Sub-Advisory Agreement. The Sub-Adviser has advised the Trustees and the Fund that the changes caused by the change of control are not expected to affect the day-to-day operations or portfolio management of the Fund. Accordingly, to ensure the continuity of sub-advisory services provided to Fund, the Trustees, including the Independent Trustees, approved and recommended at a regular meeting of the Board of Trustees of the Trust on March 3, 2003 that shareholders approve the New Sub-Advisory Agreement to take effect immediately after the Special Meeting of Shareholders.

INFORMATION CONCERNING LINCOLN CAPITAL FIXED INCOME MANAGEMENT COMPANY, LLC. All information in this Information Statement concerning Lincoln Capital Fixed Income Management Company, LLC, has been provided by Lincoln Capital Fixed Income Management Company, LLC. Lincoln Capital Fixed Income Management Company, LLC, 200 South Wacker Drive, Suite 2100, Chicago, Illinois, 60606, is a Delaware limited liability company and a federally-registered investment adviser. The Sub-Adviser is comprised of the former fixed income group of Lincoln Capital, is managed by the current members of Lincoln Capital's former fixed income group and is a wholly-owned subsidiary of Lehman Brothers Holdings Inc. Lincoln Capital served as sub-adviser to the Fund from May 16, 1995 through January 31, 2003 and conducted investment research and made investment decisions for the Fund pursuant to the Prior Sub-Advisory Agreement. The Sub-Adviser has assumed this role pursuant to the Interim Sub-Advisory Agreement. The officers and directors of the Sub-Adviser are listed in Appendix B.

For the fiscal year ended September 30, 2002, the Fund paid no brokerage commissions to Lehman or any of its affiliated entities.

TERMS OF THE NEW SUB-ADVISORY AGREEMENT WITH LINCOLN CAPITAL FIXED INCOME MANAGEMENT COMPANY, LLC

Shareholders are being asked to approve the New Sub-Advisory Agreement with Lincoln Capital Fixed Income Management Company, LLC, without material change from either the Prior Sub-Advisory Agreement or the Interim Sub-Advisory Agreement. The following discussion of the New Sub-Advisory Agreement is qualified in its entirety by reference to the form of the New Sub-Advisory Agreement set forth in Appendix C. The Adviser, not the Fund, pays for the Sub-Adviser's services.

As under both the Prior Sub-Advisory Agreement and the Interim Sub-Advisory Agreement, the Sub-Adviser agrees to act as the investment sub-adviser for the Fund and manage the investment and reinvestment of the assets of the Fund subject to the supervision of the Board of Trustees and the Adviser. The Sub-Adviser is responsible for complying with stated policies and applicable laws. As payment for its services, the Adviser paid Lincoln Capital a fee based upon a percentage of net assets: 0.30% of the first $50 million, 0.20% of the next $50 million, 0.15% of

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the next $150 million and 0.10% of the amount in excess of $250 million. The
Adviser and not the Fund pays all the fees paid to the Sub-Adviser. The New Sub-Advisory Agreement will not affect the fees paid by the Fund.

In the absence of willful misfeasance, bad faith or gross negligence or reckless disregard of its obligations and duties, the Sub-Adviser will not be subject to liability to the Fund or any shareholder for any act or omission in the course of, or in connection with, rendering services thereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

The New Sub-Advisory Agreement shall become effective upon approval after the Special Meeting of Shareholders in accordance with the 1940 Act. Unless sooner terminated as provided, it shall remain in effect for an initial period of two years. Thereafter, subject to the termination provisions, the New Sub-Advisory Agreement shall continue in force from year to year, but only as long as such continuance is specifically approved, at least annually, in the manner required by the 1940 Act; provided, however, that if the continuation of the New Sub-Advisory Agreement is not approved, the Sub-Adviser may continue to serve in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder. In addition, the agreement also shall automatically terminate in the event of an assignment (except as otherwise permitted by the 1940 Act or rules thereunder) and may be terminated by either the Adviser or the Trust, without payment of any penalty at any time, upon 30 days written notice to the Sub-Adviser. The 30-day notice provision is shorter than the notice provision in the Prior Sub-Advisory Agreement, which allowed termination by the Trust or Adviser upon 60 days' written notice to Lincoln Capital.

Unlike the Prior Sub-Advisory Agreement, the New Sub-Advisory Agreement also requires the Sub-Adviser to give the Adviser prompt written notice (within 5 business days of the event) of the occurrence of certain events. These events include: (a) any pending or threatened suit or claim in which the Sub-Adviser is named as a defendant and the amount of alleged damages are not specifically stated, or if alleged damages are specifically stated, they are stated at $250,000 or more; (b) any investigation instituted against the Sub-Adviser, whether formal or informal, by any state or the federal government, any agency thereof or any self regulatory agency; (c) any administrative proceeding instituted against the Sub-Adviser by any state or federal governmental, self-regulatory or administrative agency; (d) any administrative order or action issued against the Sub-Adviser by any state or federal governmental, self-regulatory or administrative agency; (e) any judgment or order entered against the Sub-Adviser by a court of law in any suit, claim or proceeding; (f) the Sub-Adviser's authorization to do business or its qualification to serve as an investment adviser pursuant to section 9 (a) of the 1940 Act or otherwise, is denied, suspended, revoked, or restricted by any state or federal governmental, self-regulatory or administrative agency; or (g) any change in the Sub-Adviser's senior officers, directors or portfolio managers who manage the Fund. In addition, the Sub-Adviser shall provide the Adviser any amendments to Parts I and II of the Sub-Adviser's Form ADV within a reasonable time after such amendments are made.

If the New Sub-Advisory Agreement is not approved at the meeting of shareholders, the Interim Sub-Advisory Agreement with the Sub-Adviser will continue in effect for the remainder of its 150 day period (unless terminated sooner), while the Trustees consider other courses of action.

MATTERS CONSIDERED BY THE TRUSTEES. At a special meeting on January 16, 2003 and a regular meeting on March 3, 2003, the Trustees, including all of the Independent Trustees, discussed the proposed changes in control, the transactions between Lincoln Capital and Lehman and the creation of Lincoln Equity and the Sub-Adviser, the Interim Sub-Advisory Agreement and the New Sub-Advisory Agreement. At the March 3rd meeting, the Trustees, including all of the Independent Trustees, approved the New Sub-Advisory Agreement to take effect following approval by shareholders, and also called for a meeting of shareholders to approve the New Sub-Advisory Agreement.

In its consideration of the New Sub-Advisory Agreement, the Trustees, including the Independent Trustees, received information about the Sub-Adviser and the change in control. The Trustees, including the Independent Trustees, did not identify any single factor as all-important or controlling, but among other factors considered the following: (i) that the change in control would not result in a material change in the terms of the sub-advisory agreement, the sub-advisory fees, or any of the Fund's investment objectives or policies; (ii) the Trustees received assurances from the Sub-Adviser that there would be no material change in the personnel providing services to the Fund and no reduction in the nature or quality of those services; (iii) the Trustees were informed by the Sub-Adviser that it did not foresee any changes in its day-to-day operations as a result of the change in control; and (iv) the Trustees reviewed information concerning the Sub-Adviser's personnel, organization structure, financial information and condition, and investment capabilities. Based on their evaluation of all material factors and assisted by the advice of independent counsel for the Independent Trustees, the Trustees and Independent Trustees concluded that the New Sub-Advisory Agreement is fair, reasonable and would provide continuity for the Fund, and voted to approve it. The Trustees, including the Independent Trustees, also voted to approve the submission of the New Sub-Advisory Agreement to shareholders.

The Board of Trustees, including the Independent Trustees, recommends that the shareholders of the Fund vote FOR the Proposal.

LIST OF APPENDICES

APPENDIX A:   Large Shareholders

APPENDIX B:   Officers and Directors of Lincoln Capital Fixed Income
              Management Company, LLC

APPENDIX C:   New Sub-Advisory Agreement

APPENDIX A

                               LARGE SHAREHOLDERS

The following table sets forth the name and holdings of any persons known by the Trust to be a record owner of more than 5% of the outstanding shares of any fund in the series of the Trust as of April 1, 2003. Other than as indicated below, the Trust is not aware of any shareholder that beneficially owns in excess of 25% of any series of the Trust's total outstanding shares.

ARIEL PREMIER BOND FUND, INVESTOR CLASS

        NAME AND ADDRESS               NUMBER OF SHARES OWNED      % OF OUTSTANDING SHARES
National Financial Services Corp.           803,699.117                      31%
For Exclusive Benefit of our
   Customers
Sal Vella
200 Liberty Street
New York, NY 10281-1003

Merrill Lynch Pierce Fenner & Smith         355,638.586                      14%
Attn: Fund Administration
4800 Deer Lake Drive East
Third Floor
Jacksonville, FL 32246-6484

Charles Schwab & Co. Inc.                   169,736.912                      6%
Reinvest Account
Attn: Mutual Fund Dept.
101 Montgomery St.
San Francisco, CA 94104-4122

ARIEL PREMIER BOND FUND, INSTITUTIONAL CLASS

     NAME AND ADDRESS                  NUMBER OF SHARES OWNED      % OF OUTSTANDING SHARES
Bank One Trust Co Cust                     10,193,754.731                    51%
City of Chicago
P.O. Box 160
Westerville, OH 43086-0160

Putnam Fiduciary Trust Co.                  3,293,689.684                    16%
IBEW Local 134 Joint Pension Trust
Attn: DCPA Doug Denigris
Investors Way
Norwood, MA  02062

Comerica Bank                               3,013,641.717                    15%
Cust IBEW Local 9 & Outside
Contractors Pension Plan
High Point Plaza Office Ctr.
4415 Harrison St., Ste 330
Hillside, IL 60162-1905

LaSalle National Bank Cust                  1,428,428.577                    7%
FBO Chicagoland Race Meet Operators
P.O. Box 1443
Chicago, IL 60690-1443

APPENDIX B

OFFICERS AND DIRECTORS OF LINCOLN CAPITAL FIXED INCOME MANAGEMENT COMPANY, LLC

OFFICERS

Except for Messrs. Janulis and Rosenthal, the principal occupation of each of the officers and directors is working for Lincoln Capital Fixed Income Management Company, LLC. Lincoln Capital Fixed Income Management Company, LLC maintains its principal offices at 200 South Wacker Drive, Suite 2100, Chicago, Illinois 60606. The principal occupation of Messrs. Janulis and Rosenthal is working for Lehman Brothers Holdings Inc., with its principal offices at 745 Seventh Avenue, New York, NY 10019.

                 NAME                             POSITION

           Kenneth R. Meyer               Chief Executive Officer
            Richard W. Knee               Chief Financial Officer
            Ann H. Benjamin                  Managing Director
           Andrew A. Johnson                 Managing Director

DIRECTORS

                 NAME                             POSITION

           Kenneth R. Meyer               Chief Executive Officer
           Theodore Janulis                       Chairman
            James Rosenthal                  Managing Director


PARENT COMPANY OF LINCOLN CAPITAL FIXED INCOME MANAGEMENT COMPANY, LLC

Lincoln Capital Fixed Income Management Company, LLC is a wholly-owned subsidiary of Lehman Brothers Holdings Inc., a Delaware corporation and publicly traded company (NYSE: LEH). Lehman Brothers Holdings Inc., with its principal offices at 745 Seventh Avenue, New York, NY 10019, owns 100 percent of the units of Lincoln Capital Fixed Income Management Company, LLC.

APPENDIX C

NEW SUB-ADVISORY AGREEMENT


                              SUBADVISORY AGREEMENT
                      IN RESPECT TO ARIEL PREMIER BOND FUND

     THIS SUBADVISORY AGREEMENT (the "Agreement") is made as of _______, 2003, by and between ARIEL CAPITAL MANAGEMENT, INC., an Illinois corporation ("Ariel"), and LINCOLN CAPITAL FIXED INCOME MANAGEMENT COMPANY, LLC, a Delaware limited liability company and wholly owned subsidiary of Lehman Brothers Holdings Inc., a Delaware corporation ("Lincoln").

     In consideration of the mutual covenants hereinafter set forth, IT IS HEREBY AGREED between the parties as follows:

     1. Ariel is the Adviser/Manager of the series of the Ariel Investment Trust (the "Trust"), entitled "Ariel Premier Bond Fund" (the "Fund"), under an Investment Advisory Agreement (the "Advisory Agreement") with the Trust dated August 15, 1995. Ariel hereby retains Lincoln to manage the investment and reinvestment of the assets of the Fund, subject to the supervision of the Trust's Board of Trustees (the "Board of Trustees") on the terms hereinafter set forth. Lincoln hereby accepts and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. Lincoln shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority under this Agreement to act for or represent Ariel or the Trust in any way or otherwise be deemed an agent of either.

     2. Lincoln undertakes to provide the following services and to assume the following obligations:

          a. Lincoln shall manage the investment and reinvestment of the assets of the Fund, subject to and in accordance with the investment objectives, policies and limitations of the Fund as set forth in the Trust's effective registration statements under the Investment Company Act of 1940 (the "1940 Act") and the Securities Act of 1933 as they may be amended from time to time ("Registration Statements"). In pursuance of the foregoing, Lincoln shall make all determinations with respect to the investment of the assets of the Fund and the purchase and sale of portfolio securities and shall take such action necessary to implement the same.

          b. Lincoln shall, in the name of the Trust, place orders for the execution of the Trust's portfolio transactions in accordance with the policies with respect thereto set forth in the Registration Statements.

     3. Lincoln shall provide Ariel or its designee with any reasonable reports, analyses or other documentation Ariel requires to carry out its responsibilities under its Advisory Agreement with the Trust, including Ariel's administrative responsibilities and its responsibility to monitor compliance with stated investment objectives, policies and limitations and the investment performance of the Fund. Lincoln shall directly or through an agent, provide daily information in respect to the portfolio transactions of the Fund to Ariel or its designee. Lincoln shall provide all documentation reasonably required by Ariel to maintain accounting records in respect to the Fund in accordance with the 1940 Act and the Investment Advisers Act of 1940 and the regulations issued thereunder, and to preserve copies of all documents and records related to asset transactions, positions and valuations related to the Fund in the manner and for the periods prescribed by such regulations. Lincoln agrees that all documents and records or copies of such documents and records it maintains in respect to the Fund will be surrendered to Ariel or the Trust upon the request of either. Lincoln agrees to provide information and to allow inspection of such documents and records at reasonable times by any authorized representative of Ariel, the Board of Trustees or any committee thereof, the Trust's independent public accountants or any appropriate regulatory authorities. Lincoln agrees to comply with directions issued by Ariel or the Board of Trustees in respect to compliance and other administrative matters.

     4. Lincoln shall make its personnel who are engaged in activities on behalf of the Fund available at reasonable times for consultations with Ariel personnel and the Board of Trustees or any committee thereof, including attendance at meetings of the Board of Trustees. Reasonable travel, meals and lodging expenses shall be reimbursed by Ariel.

     5. Lincoln shall provide all office facilities, equipment and personnel for carrying out its duties hereunder at its own expense. Lincoln shall not be responsible for any other expenses of the Trust.

     6. As investment sub-adviser, Lincoln understands that it will be responsible for complying with all provisions of applicable law, including the 1940 Act, the Investment Advisers Act of 1940, the Insider Trading and Securities Fraud Enforcement Act of 1988 and all rules and regulations thereunder. Lincoln agrees to adopt and comply at all times with a written Code of Ethics and related procedures meeting the requirements of Rule 17j-1 under the 1940 Act and acceptable to the Board of Trustees.

     7. Lincoln shall promptly give Ariel (within 5 business days of the event) written notice of the occurrence of any of the following events: (a) any pending or threatened suit or claim in which Lincoln is named as a defendant and the amount of alleged damages are not specifically stated, or if alleged damages are specifically stated, they are stated at $250,000 or more; (b) any investigation instituted against Lincoln, whether formal or informal, by any state or the federal government, any agency thereof or any self regulatory agency; (c) any administrative proceeding instituted against Lincoln by any state or federal governmental, self-regulatory or administrative agency; (d) any administrative order or action issued against Lincoln by any state or federal governmental, self-regulatory or administrative agency; (e) any judgment or order entered against Lincoln by a court of law in any suit, claim or proceeding; (f) Lincoln's authorization to do business or its qualification to serve as an investment adviser pursuant to section 9(a) of the 1940 Act or otherwise, is denied, suspended, revoked, or restricted by any state or federal governmental, self-regulatory or administrative agency; or (g) any change in Lincoln's senior officers, directors or portfolio managers who manage the Fund. In addition, Lincoln shall provide Ariel any amendments to Parts I and II of Lincoln's Form ADV within a reasonable time after such amendments are made. For the purposes of this paragraph 7, Lincoln shall also include each executive officer of Lincoln in his or her capacity as an officer of Lincoln Capital Fixed Income Management Company but not in any other capacity.

     8. Lincoln's services are not to be deemed exclusive and it shall be free to render similar services or other services to others provided that (i) Lincoln's services hereunder are not impaired and are not in violation of federal or state securities laws and (ii) Lincoln shall not provide services to any registered investment company or series thereof which primarily invests in fixed income securities (other than a money market fund) while Lincoln acts as a subadviser to the Fund, without Ariel's express written permission. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of Lincoln's obligations or duties hereunder, Lincoln shall not be subject to liability for any act or omission in the cause of, or connected with, rendering service hereunder or for any losses that may be sustained in the purchase, holding or sale of any security. In the event of any claim, arbitration, suit, or administrative proceedings in which Lincoln or Ariel is a party and in which it is finally determined that there is a liability or wrongdoing by only one party, the party liable or found to be the wrongdoer shall pay for all liability and expenses of such claim or proceeding including reasonable attorneys' fees. If it is determined that there is liability or wrongdoing by both parties or neither party, then each party shall pay for its own liability and expenses. In the event of any settlement of any such claim, arbitration, suit or proceeding before final determination by a court or arbitrator(s), the liability and expenses shall be assumed as agreed between the parties, but if there is no agreement within thirty (30) days of such settlement, then the responsibility for liability and expenses shall be settled by arbitration, in accordance with the then applicable rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator shall be final and binding and may be entered in any court having jurisdiction. The parties shall pay for their own costs and expenses in respect to any such arbitration, which may be included in the arbitrator's award.

     9. Ariel shall pay to Lincoln a fee based on the average daily net assets of the Fund set forth in the attached addendum and reimburse expenses expressly approved for reimbursement by Ariel. Payment for Lincoln's services and reimbursement of expenses approved by Ariel shall be made monthly. No fee waiver or reimbursements of expenses of the Fund by Ariel shall affect Ariel's payments hereunder unless Lincoln expressly agrees in writing to assume part of such waivers or reimbursements.

     10. This Agreement shall become effective on _______, 2003 (the "Effective Date"). Thereafter, subject to the termination provisions herein, this Agreement shall continue in effect until two (2) years after the Effective Date, and thereafter shall continue in force from year to year, but only as long as such continuance is specifically approved at least annually in the manner required by the 1940 Act; provided, however, that if the continuation of this Agreement is not approved, you may continue to serve in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

     11. In addition to the provisions of Section 10, this Agreement shall automatically terminate immediately in the event of its assignment (except as otherwise permitted by the 1940 Act or rules thereunder) or in the event of the termination of the Advisory Agreement. This Agreement may be terminated without payment of any penalty at any time (a) upon thirty (30) days' written notice to Lincoln by Ariel or upon thirty (30) days' written notice to Lincoln by the Trust pursuant to action by the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, or (b) upon sixty (60) or more days' written notice by Lincoln to Ariel and the Trust. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meaning set forth in the 1940 Act and the rules and regulations thereunder. Termination of this Agreement shall not affect Lincoln's right to receive payments on any unpaid balance of the compensation earned and reimbursable expenses incurred prior to such termination.

     12. This Agreement shall be construed according to the laws of the State of Illinois. It may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

ARIEL CAPITAL MANAGEMENT, INC.             LINCOLN CAPITAL FIXED INCOME
                                           MANAGEMENT COMPANY, LLC

By:                                        By:
   --------------------------------            --------------------------------
Name:   Mellody Hobson                     Name:    Kenneth R. Meyer
   --------------------------------              ------------------------------
Title:  President                          Title:   Chief Executive Officer
      -----------------------------               -----------------------------

Acknowledged and Approved:

ARIEL INVESTMENT TRUST

By:
   --------------------------------
Name:   Mellody Hobson
   --------------------------------
Title:  President
      -----------------------------

                        ADDENDUM TO SUBADVISORY AGREEMENT
                           DATED ______, 2003 BETWEEN
                       ARIEL CAPITAL MANAGEMENT, INC. AND
              LINCOLN CAPITAL FIXED INCOME MANAGEMENT COMPANY, LLC


     The compensation payable by Ariel Capital Management, Inc. pursuant to
Section 9 of the Agreement shall be at the following annual rates:

Annual Rate         Value of Average Daily Net Assets of the Fund
-----------         ---------------------------------------------

0.30%               First $50 million
0.20%               Next $50 million
0.15%               Next $150 million
0.10%               Next $250 million


Dated ______, 2003

                                       ARIEL CAPITAL MANAGEMENT, INC.

                                       By:
                                           ---------------------------------
                                       Name:  Mellody Hobson
                                            --------------------------------
                                       Title: President
                                             -------------------------------


                                       LINCOLN CAPITAL FIXED INCOME
                                       MANAGEMENT COMPANY, LLC

                                       By:
                                           ---------------------------------
                                       Name:  Kenneth R. Meyer
                                            --------------------------------
                                       Title: Chief Executive Officer
                                             -------------------------------

Acknowledged and Approved:

ARIEL INVESTMENT TRUST

By:
   ----------------------------
Name:   Mellody Hobson
     --------------------------
Title:  President
      -------------------------

                            ARIEL PREMIER BOND FUND

This proxy is solicited on behalf of the Board of Trustees of the Ariel Investment Trust. The undersigned, revoking previous proxies for such shares, hereby appoints Merrillyn J. Kosier and Arthur Don, or either of them, attorneys of the undersigned with full power of substitution, to vote all shares of the Ariel Premier Bond Fund (the "Fund"), which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund (the "Special Meeting") to be held at 200 East Randolph Drive, Suite 2900, Chicago, IL 60601 on May 20, 2003 commencing at 9 a.m. Central Time, and at any and all adjournment(s) thereof. Receipt of the Notice of and Proxy Statement for said Special Meeting is acknowledged.

If properly executed and returned, the shares presented by this proxy will be voted as specified by the undersigned. As to any other matter, the shares will be voted by said attorneys in accordance with their judgment.

The full text of the proposal can be found within the enclosed proxy statement.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Note: Please sign exactly as your name(s) appear hereon. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

-------------------------------------    --------------------------------------

-------------------------------------    --------------------------------------

-------------------------------------    --------------------------------------

|X|  PLEASE MARK VOTES
     AS IN THIS EXAMPLE


                                                          FOR  AGAINST  ABSTAIN
ARIEL PREMIER BOND FUND      1. To approve the Sub-       |_|    |_|      |_|
                                Advisory Agreement with
                                Lincoln Capital
                                Fixed Income Management
                                Company, LLC.


CONTROL NUMBER:
RECORD DATE SHARES:


Please be sure to sign       Date       Mark box at right if an address    |_|
and date this Proxy.                    change or comment has been noted
                          ----------    on the reverse side of this card.



---------------------------------------------------------------
Shareholder sign here           Co-owner sign here


DETACH CARD                                                          DETACH CARD


                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.


          VOTE-BY-INTERNET                           VOTE-BY-TELEPHONE

              [GRAPHIC OF COMPUTER]                      [GRAPHIC OF TELEPHONE]

1. LOG ON TO THE INTERNET AND GO TO           1. CALL TOLL-FREE
   http://www.eproxyvote.com/apbfx     OR        1-877-PRX-VOTE (1-877-779-8683)

2. ENTER YOUR CONTROL NUMBER LISTED           2. ENTER YOUR CONTROL NUMBER
   ABOVE AND FOLLOW THE EASY STEPS               LISTED ABOVE AND FOLLOW THE
   OUTLINED ON THE SECURED WEBSITE.              EASY RECORDED INSTRUCTIONS.


  IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.